Exhibit 99.1

WOW! REPORTS FIRST QUARTER 2025 RESULTS

Greenfield markets now pass 75.6 thousand homes with a penetration rate at 16.3%

ENGLEWOOD, Colo. (May 6, 2025) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes nearly 2.0 million residential, business and wholesale consumers, today announced financial and operating results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights (1)

●	Total Revenue of $150.0 million, a decrease of $11.5 million, or 7.1%, compared to the first quarter of 2024
●	HSD Revenue totaled $105.4 million, a decrease of $0.8 million, or 0.8%, compared to the first quarter of 2024
●	Net Loss was $13.9 million for the quarter ended March 31, 2025
●	Adjusted EBITDA of $76.7 million, an increase of $9.3 million, or 13.8%, compared to the first quarter of 2024
●	Net loss of 4,500 HSD RGUs for the quarter ended March 31, 2025
●	Passed approximately 13,700 new homes and added 2,000 subscribers in the Greenfield markets during the first quarter of 2025, bringing total homes passed to 75,600 in Greenfield markets with a penetration rate of 16.3%

“Our first quarter results build on the momentum in our Greenfield markets that we carried forward from last year. We have now passed 75,600 homes across our new markets in Hernando Beach, Florida, Central Florida, Brighton, Michigan and Greenville County, South Carolina,” said Teresa Elder, WOW!’s CEO. “Combined with low-churn and record ARPU, our expansion strategy continues to drive growth in our new markets.”

“Effective cost management, and strategic investment in both our Greenfield and legacy markets, led to Adjusted EBITDA growth of 13.8% year-over-year and record Adjusted EBITDA margins of 51.1%,” said John Rego, WOW!’s CFO. “Strong results in our Greenfield markets reinforces our confidence in our strategy and commitment to further build on this success.”

Revenue

Total Revenue was $150.0 million for the quarter ended March 31, 2025, down $11.5 million, or 7.1%, as compared to the corresponding period in 2024.

Total Subscription Revenue for the quarter ended March 31, 2025 was $138.5 million, down $10.5 million, or 7.0%, as compared to the corresponding period in 2024. The decrease is primarily driven by a $10.5 million shift in service offering mix as a result of the reduction in RGUs, coupled with a $7.4 million decrease in volume across all services.  This decrease was partially offset by a $7.4 million increase in average revenue per unit (“ARPU”) as a result of rate increases in the fourth quarter of 2024 and the first quarter of 2025. ARPU is calculated as subscription revenue for each of the HSD, Video and Telephony services divided by the average total RGUs for each service category for the respective period.

Other Business Services Revenue totaled $4.9 million for the quarter ended March 31, 2025, down $0.4 million, or 7.5%, as compared with the corresponding period in 2024 primarily due to decreases in wholesale and data center revenue.

Other Revenue totaled $6.6 million for the quarter ended March 31, 2025, down $0.6 million, or 8.3%, as compared to the corresponding period in 2024 primarily due to advertising and paper statement revenue, partially offset by an increase in partner streaming fee revenue.

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Subscriber Information” in this Press Release for definitions and information related to Adjusted EBITDA, Adjusted EBITDA margin and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) totaled $59.0 million for the quarter ended March 31, 2025, down $8.5 million, or 12.6%, compared to the corresponding period in 2024. The decrease is primarily driven by decreases in direct operating expense, specifically programming expense of $8.1 million, which aligns with the reduction in Video RGUs between periods, as well as reduction in call center related expenses and bad debt expenses partially offset by increases in building maintenance and utilities, and hardware and software expenses. Selling, General, and Administrative expenses totaled $31.5 million for the quarter ended March 31, 2025, down $4.9 million, or 13.5%, compared to the corresponding period in 2024. The decrease is primarily due to reductions in certain cash compensation expenses, marketing expenses, and stock compensation expense, as well as the receipt of business continuity insurance recoveries, partially offset by increases in professional and legal services.

Net Loss

Net Loss for the quarter ended March 31, 2025 was $13.9 million as compared to net loss of $15.0 million for the quarter ended March 31, 2024. Net Profit Margin was (9.3)% for both quarters ended March 31, 2025 and March 31, 2024.

Adjusted EBITDA

Adjusted EBITDA for the quarter ended March 31, 2025 was $76.7 million, an increase of $9.3 million compared to the corresponding period in 2024. Adjusted EBITDA margin was 51.1% for the quarter ended March 31, 2025, as compared to 41.7% for the quarter ended March 31, 2024.

Subscribers

WOW! reported Total Subscribers of approximately 473,800 as of March 31, 2025, a decrease of 26,900, or 5%, compared to March 31, 2024, down 4,900 compared to December 31, 2024.  HSD RGUs totaled 465,900 as of March 31, 2025, a decrease of 23,800, or 5%, compared to March 31, 2024, and down 4,500 compared to December 31, 2024.

Market Expansion

Market Expansion projects passed an additional 15,200 homes for the quarter ended March 31, 2025, including 13,700 additional homes in Greenfield markets and 1,500 additional homes in Edge-out projects.  In total, Greenfield markets now pass a total of 75,600 homes and 12,300 subscribers, representing a 16.3% penetration rate.

At March 31, 2025, the 2025 Edge-out projects passed 1,500 new homes and 400 subscribers, representing a 26.7% penetration rate. The 2024 Edge-out projects passed 8,300 new homes and 3,700 subscribers, which represents 44.6% penetration rate. The 2023 Edge-out projects passed 18,500 new homes and 5,800 subscribers, which represents 31.4% penetration rate.

Capital Expenditures

Capital Expenditures totaled $38.9 million for the quarter ended March 31, 2025, representing a $33.6 million decrease compared to the quarter ended March 31, 2024. The decrease is primarily related to decreases in scalable infrastructure, line extensions, and support capital and other as a result of the timing of spend on market expansion initiatives. Core Capital Expenditures, or total capital expenditures excluding expansion capital expenditures, equated to 16% of Total Revenue for the quarter ended March 31, 2025.

Liquidity and Leverage

As of March 31, 2025, the total outstanding amount of long-term debt and finance lease obligations was $1,033.9 million, and cash was $28.8 million. Total Net Leverage as of March 31, 2025, was 3.4x on a LTM Adjusted EBITDA basis and undrawn revolver capacity totaled $130.7 million.

Acquisition Proposal Update

On May 2, 2024, the WOW! Board of Directors received an unsolicited non-binding preliminary acquisition proposal from DigitalBridge Investments, LLC and various Crestview entities. A special committee of independent directors has been formed to evaluate the Proposal. The Special Committee has retained Centerview Partners and Wachtell, Lipton, Rosen & Katz as its financial and legal advisors. The work of the Special Committee is ongoing. WOW! does not undertake any obligation to make any further public comment or disclosure on matters related to the proposal or related matters unless and until WOW! determines that additional disclosure is appropriate or required by law.

Q2 2025 Guidance

Q2 2025
HSD Revenue	$101.0-$104.0
Total Revenue	$141.0-$144.0
Adjusted EBITDA	$65.0-$68.0

HSD net additions	(6,500)-(4,500)

Webcast

WOW! will host a webcast and conference call on Tuesday, May 6, 2025 at 4:30 p.m. ET to discuss the financial and operating results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Tuesday, May 6, 2025	Call Time:	4:30 p.m. Eastern
Dial In:	(800) 715-9871	International:	(646) 307-1963
Conf. ID:	2688718

A replay of the call will be available on the investor relations website.

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2025	2024

	(in millions, except share data)
Assets
Current assets
Cash	$28.8	$38.8
Accounts receivable—trade, net of allowance for credit losses of $3.3 and $3.3, respectively	33.5	32.0
Accounts receivable—other	5.7	2.1
Prepaid expenses and other	43.3	38.9
Total current assets	111.3	111.8
Right-of-use lease assets—operating	19.6	19.3
Property, plant and equipment, net	822.0	831.2
Franchise operating rights	278.3	278.3
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	0.6	0.6
Other non-current assets	45.4	46.2
Total assets	$1,502.3	$1,512.5
Liabilities and stockholders’ equity
Current liabilities
Accounts payable—trade	$41.5	$42.2
Accrued interest	18.8	19.8
Current portion of long-term lease liability—operating	4.6	4.6
Accrued liabilities and other	59.4	72.8
Current portion of long-term debt and finance lease obligations	20.1	20.0
Current portion of unearned service revenue	23.3	23.8
Total current liabilities	167.7	183.2
Long-term debt and finance lease obligations, net of debt issuance costs —less current portion	1,013.8	997.4
Long-term lease liability—operating	17.0	16.9
Deferred income taxes, net	94.9	91.0
Other non-current liabilities	12.9	15.2
Total liabilities	1,306.3	1,303.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 101,249,624 and 100,219,835 issued as of March 31, 2025 and December 31, 2024, respectively; 85,587,885 and 84,810,418 outstanding as of March 31, 2025 and December 31, 2024, respectively	1.0	1.0
Additional paid-in capital	405.3	402.9
Retained earnings (accumulated deficit)	(52.4)	(38.5)
Treasury stock at cost, 15,661,739 and 15,409,417 shares as of March 31, 2025 and December 31, 2024, respectively	(157.9)	(156.6)
Total stockholders’ equity	196.0	208.8
Total liabilities and stockholders’ equity	$1,502.3	$1,512.5

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

(unaudited)

	Three months ended
	March 31,
	2025	2024

	(in millions, except for share data)
Revenue:
HSD	$105.4	$106.2
Video	22.9	31.8
Telephony	10.2	11.0
Total subscription services revenue	138.5	149.0
Other business services	4.9	5.3
Other	6.6	7.2
Total revenue	150.0	161.5

Costs and expenses:
Operating (excluding depreciation and amortization)	59.0	67.5
Selling, general and administrative	31.5	36.4
Depreciation and amortization	50.8	52.4
	141.3	156.3
Income from operations	8.7	5.2
Other income (expense):
Interest expense	(27.5)	(21.0)
Other income, net	—	0.3
Loss from operations before provision for income tax	(18.8)	(15.5)
Income tax benefit	4.9	0.5
Net loss	$(13.9)	$(15.0)

Basic and diluted loss per common share
Basic	$(0.17)	$(0.18)
Diluted	$(0.17)	$(0.18)
Weighted-average common shares outstanding
Basic	82,249,490	81,347,672
Diluted	82,249,490	81,347,672

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended
	March 31,
	2025	2024

	(in millions)
Cash flows from operating activities:
Net loss	$(13.9)	$(15.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	52.1	52.7
Deferred income taxes	3.9	(1.4)
Provision for credit losses	2.0	2.7
Gain on sale of operating assets, net	(1.3)	(0.3)
Amortization of debt issuance costs and discount	1.5	0.4
Change in fair value of derivative instruments	2.8	1.1
Non-cash compensation	2.4	3.0
Other non-cash items	—	(0.2)
Changes in operating assets and liabilities:
Receivables and other operating assets	(10.9)	(6.0)
Payables and accruals	(21.9)	(3.8)
Net cash provided by operating activities	$16.7	$33.2
Cash flows from investing activities:
Capital expenditures	$(38.9)	$(72.5)
Other investing activities	1.2	—
Net cash used in investing activities	$(37.7)	$(72.5)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$20.0	$40.0
Payments on long-term debt and finance lease obligations	(7.7)	(5.4)
Reimbursement of finance lease payments	—	1.7
Purchase of shares	(1.3)	(1.2)
Net cash provided by financing activities	$11.0	$35.1
Decrease in cash and cash equivalents	(10.0)	(4.2)
Cash, beginning of period	38.8	23.4
Cash, end of period	$28.8	$19.2
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest, net	$24.3	$19.3
Insurance proceeds received for business interruption	$0.5	$—
Indemnification proceeds received for patent litigation	$0.5	$1.8
Non-cash operating activities:
Operating lease additions	$1.4	$2.5
Non-cash investing and financing activities:
Finance lease additions	$2.9	$0.5
Excise tax payable	$—	$0.4
Capital expenditures within accounts payable and accruals	$30.4	$41.4

About WOW!

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes nearly 2.0 million residential, business and wholesale consumers. WOW! provides services in 18 markets, primarily in the Midwest and Southeast, including Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized nine times by the National Association for Business Resources as a Best & Brightest Company to Work For in the Nation® for the 10th time and by the National Association for Business Resources (NABR) for the sixth consecutive year.  Visit www.wowway.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements related to any future events or potential transactions, that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially include all matters relating to the acquisition proposal (including any response by the Company to such proposal, any further actions that may be taken by Crestview, DigitalBridge or any third party, any transaction that may result from the proposal or otherwise, the possibility that no transaction may result from the proposal or any impact on our business or operations as a result of the proposal), the effects of adverse weather events, including recent hurricanes in the southeastern U.S., and the other matters set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted EBITDA margin. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income and Adjusted EBITDA margin to Net Profit margin which are the most directly comparable corresponding GAAP financial measures.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to Net (Loss) Income and Net Profit Margin for the periods presented:

	Three months ended
	March 31,
	2025	2024

	(in millions)
Net loss	$(13.9)	$(15.0)
Net Profit Margin	(9.3)%	(9.3)%

Plus: Depreciation and amortization	50.8	52.4
Interest expense	27.5	21.0
Non-recurring professional fees, M&A integration and restructuring expense	15.3	8.6
Patent litigation settlement	(0.5)	(1.8)
Non-cash stock compensation	2.4	3.0
Other income, net	—	(0.3)
Income tax benefit	(4.9)	(0.5)
Adjusted EBITDA	$76.7	$67.4
Adjusted EBITDA Margin	51.1%	41.7%

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended
	March 31,
	2025	2024

	(in millions)
Customer premise equipment	$15.9	$18.6
Scalable infrastructure	11.6	32.6
Support capital and other	6.4	10.2
Line extensions	5.0	11.1
Total	$38.9	$72.5
Capital expenditures included in total related to:
Greenfields	$10.8	$43.1
Business services	$2.0	$2.2
Edge-outs	$1.9	$1.7

The following table provides an unaudited summary of our subscriber information:

	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2024	2024	2024	2024	2025
Homes Passed	1,948,500	1,956,700	1,952,200	1,962,100	1,977,600
Total Subscribers	500,700	495,200	490,500	478,700	473,800
HSD RGUs	489,700	485,000	480,600	470,400	465,900
Video RGUs	79,300	71,600	66,300	60,600	48,900
Telephony RGUs	77,700	75,700	73,700	71,600	69,200
Total RGUs	646,700	632,300	620,600	602,600	584,000

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which will be posted on of our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission. A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Vice President, Corporate Communications

720-527-8214

debra.havins@wowinc.com